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                                   EXHIBIT 11

BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF EARNINGS PER COMMON SHARE
$(MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                1996        1995
-----------------------------------------------------------------------------------
PRIMARY:
Earnings:
  Net income                                                 $ 1,672.8    $ 1,445.2
  Deduct: Dividends on series C preferred shares                  16.3         17.5
                                                             ---------    ---------
  Net income available to common shareholders                  1,656.5      1,427.7
                                                             =========    =========
Shares:
  Weighted average common shares outstanding                     575.0        569.3
  Add: Dilutive effect of outstanding options, as
    determined by the application of the treasury stock
    method                                                        19.9         18.5
                                                             ---------    ---------
  Weighted average common shares outstanding, as
      adjusted                                                   594.9        587.8
                                                             =========    =========
PRIMARY EARNINGS PER COMMON SHARE                            $    2.78    $    2.43
                                                             =========    =========
FULLY DILUTED:
  Earnings:
    Net income                                               $ 1,672.8    $ 1,445.2
                                                             =========    =========
  Shares:
    Weighted average common shares outstanding                   575.0        569.3
    Add: Dilutive effect of outstanding options, as
      determined by the application of the treasury stock
      method                                                      21.0         19.5
    Add: Conversion of preferred stock                             9.1          9.6
                                                             ---------    ---------
    Weighted average common shares outstanding, as
      adjusted                                                   605.1        598.4
                                                             =========    =========
FULLY DILUTED EARNINGS PER COMMON SHARE                      $    2.76    $    2.42
                                                             =========    =========